Exhibit 32.2

                                CERTIFICATION OF
                          CONTROLLER OF CYTOMEDIX, INC.
                          PURSUANT TO 18 U.S.C. ss.1350

      Pursuant to 18 U.S.C. ss.1350 and in connection with the quarterly report of Cytomedix, Inc. (the "Company") for the quarter ended June 30, 2003, I, Lance Jones, Controller of the Company, hereby certify that to the best of my knowledge and belief:

      1. The Company's 10-QSB for the quarter ended June 30, 2003, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      2. The information contained in the Company's 10-QSB for the quarter ended June 30, 2003, fairly presents, in all material respects, the financial condition and results of operations of the Company for said period.

/s/Lance Jones
Lance Jones

Date:  August 14, 2003

A signed original of this written statement has been provided to Cytomedix, Inc. and will be retained by Cytomedix, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.